Exhibit 10.4
AGREEMENT
          This AGREEMENT (the “Agreement”) is dated and effective as of July 11, 2008, and hereby entered into by and between 3Com Corporation (“3Com”), on the one hand, and Realtek Semiconductor Corporation (“Realtek”), on the other hand. There are no other parties to this Agreement.
RECITALS
          WHEREAS, 3Com is a Delaware corporation, with an office at 350 Campus Drive, Marlborough, Massachusetts;
          WHEREAS, Realtek is a Taiwanese corporation, with an office at No. 2, Innovation Road II, Hsinchu Science Park, Hsinchu 300, Taiwan;
          WHEREAS, for purposes of this Agreement, 3Com and Realtek shall be referred to collectively as the “Parties” and individually as a “Party”;
          WHEREAS, 3Com is the owner of certain United States patents, including United States Patent Nos. 5,307,459, 5,434,872, 5,732,094, and 6,570,884 (collectively, the “Parallel Tasking Patents” and/or the “3Com Patents”);
          WHEREAS, the Parties have engaged in litigation concerning infringement of the 3Com Patents, captioned 3Com Corp. v. Realtek Semiconductor Corp., Case No. C 03-02177-VRW (the “Litigation”);
          WHEREAS, on April 9, 2008, following a jury trial, the jury rendered a verdict that the 3Com Patents were willfully infringed by Realtek and were not invalid, and awarding damages to 3Com in the amount of $45,300,000.00;
          WHEREAS, Realtek has filed various motions seeking to set aside the jury’s verdict and has indicated its intention to appeal from that verdict;
          WHEREAS, 3Com has filed various motions seeking a permanent injunction, enhanced damages, and other forms of post-trial relief;
          WHEREAS, to avoid the expense and uncertainty of further litigation, the Parties hereto now desire and hereby agree to compromise, settle, discharge, and resolve, fully and finally, said disputes between the Parties hereto with respect to claims that were asserted in the Litigation, through the date of this Agreement;
          WHEREAS, 3Com is the owner of certain other United States patents, including United States Patent Nos. 6,115,776 and 6,327,625 (collectively the “Gigabit Technology Patents”); and
          WHEREAS, separately from the Litigation, Realtek and 3Com wish to establish a technology relationship as to the Parallel Tasking Patents, the Gigabit Technology Patents and related technology;

Confidential Agreement	Page 1

          NOW, THEREFORE, in settlement of all such claims and in consideration of the undertakings contained herein, the Parties hereto covenant and agree as follows:
1.	SETTLEMENT; FINAL JUDGMENT; NON-ADMISSION OF LIABILITY
1.1	This Agreement consists of a compromise by the Parties and shall not be treated as an admission of liability by any Party for any purpose. The Parties shall cooperate in taking all steps necessary to finally settle and dismiss the Litigation while providing that the Court shall retain jurisdiction over the Parties with respect to enforcement of this Agreement, including, without limitation, the execution and filing of a Stipulation of Dismissal substantially in the form annexed hereto and made a part hereof as Exhibit A, and the preparation and execution of such other documents as reasonably may be required to carry out the intent of this Agreement, including without limitation and as may be appropriate, joint requests to the Court to stay further proceedings until September 1, 2008. The Stipulation of Dismissal shall provide that, pursuant to the terms of an agreement between the Parties, the judgment and all orders with respect to the jury’s finding of willful infringement shall be vacated. None of the Parties’ respective obligations and/or rights under this Agreement shall be conditioned upon the willingness of the Court to vacate the finding of willful infringement. Notwithstanding the foregoing, the Stipulation of Dismissal shall not be filed until September 1, 2008, and shall then be filed only if Realtek is at that time in full compliance with the terms of this Agreement.
2.	MUTUAL RELEASES
2.1	3Com hereby waives, fully and unconditionally releases and discharges with prejudice Realtek and its respective officers, directors, members, employees, attorneys and agents, from and against any and all claims, demands, actions, causes of action, and charges of any nature, including but not limited to all claims of unauthorized or unlicensed use by Realtek of the 3Com Patents and the Gigabit Technology Patents, whether known or unknown, from the beginning of time up to the date of this Agreement and up to September 1, 2008, and arising anywhere in the world, that relate to or arise from or are relevant to the 3Com Patents and the Gigabit Technology Patents (as defined in the whereas clauses above) on the one hand, and Covered Products (as defined below) on the other, regardless of whether jurisdiction and venue could have existed over those claims to allow them to be brought in the Litigation, provided however that this Section 2.1 shall not release Realtek from or under any other 3Com patents. Notwithstanding the foregoing, this provision shall not take effect until September 1, 2008, and shall then take effect only if Realtek is at that time in full compliance with the terms of this Agreement. “Covered Products” shall mean those products identified in Exhibit B hereto, and any later versions thereof or other products technologically derived therefrom (in whole or in part) and any network adapter and/or interface devices or components, in each case that are (a) made by or for Realtek and/or its Subsidiaries (as defined below), and (b) sold by Realtek and/or its Subsidiaries to their direct customers (including, without limitation, distributors) as a Realtek or

Confidential Agreement	Page 2

Realtek-Subsidiary Product. For purposes of this Agreement, a “Realtek or Realtek-Subsidiary Product” shall be a product designed by Realtek and/or its Subsidiary, and sold by Realtek and/or its Subsidiary under a Realtek and/or Realtek Subsidiary part number and/or with a Realtek and/or Realtek Subsidiary topmark. For purposes of this Agreement, a part designed and sold by Realtek and/or a Realtek Subsidiary using a part number requested by the customer shall be considered “sold by Realtek and/or a Realtek Subsidiary under a Realtek and/or Realtek Subsidiary part number.” For purposes of this Agreement, “Subsidiary” shall mean a corporation, partnership or other legal entity in which Realtek (x) owns a majority of the voting stock or other voting or controlling interests, and (y) has effective management control.

2.2	Realtek hereby waives, fully and unconditionally releases and discharges with prejudice 3Com and its respective officers, directors, members, employees, attorneys and agents, from and against any and all claims, demands, actions, causes of action, and charges of any nature, whether known or unknown, from the beginning of time up to the date of this Agreement and up to September 1, 2008, and arising anywhere in the world, that relate to or arise from or are relevant to the 3Com Patents and the Gigabit Technology Patents (on the one hand) and Covered Products (on the other), including all licensing activities and communications with respect thereto, regardless of whether jurisdiction and venue could have existed over those claims to allow them to be brought in the Litigation, provided however that this Section 2.2 shall not release 3Com from or under any Realtek patents. Notwithstanding the foregoing, this provision shall not take effect until September 1, 2008, and shall then take effect only if 3Com is at that time in full compliance with the terms of this Agreement.

2.3	Full and timely compliance with the terms of this Agreement shall require full and timely compliance with all of the terms (including full and timely payment) of the Gigabit Technology License Agreement and of the Parallel Tasking Technology License Agreement.

2.4	The amounts to be paid by the Realtek Group to 3Com pursuant to the agreements in Section 2.3 shall be in United States dollars net of any non-U.S. taxes, including withholding taxes, without any deductions (except deductions or charges imposed by 3Com’s bank which 3Com will bear). 3Com shall use reasonable commercial efforts to provide prompt assistance and documentation as reasonably requested by the Realtek Group, including certificate(s) authorizing the Realtek Group to apply for tax exemption(s) on behalf of 3Com and copy(ies) of the certificate of incorporation of 3Com, to assist the Realtek Group in obtaining tax exemption(s) on payments made to 3Com on account of these agreements. The Parties agree to reasonably cooperate with respect to obtaining such exemption(s). In the event Realtek succeeds in securing exemption(s) or waiver(s) of withholding, 3Com will cooperate with Realtek to assign to Realtek any benefit from taxes previously paid by Realtek in that regard. Nothing herein shall obligate 3Com to provide to the Realtek Group for purposes of obtaining such tax exemption(s) any confidential information of 3Com. Notwithstanding

Confidential Agreement	Page 3

the foregoing, all payments made by the Realtek Group to 3Com under these Agreements shall be non-refundable for any reason.
3.	APPLICABLE LAW
3.1	This Agreement shall be governed by and construed according to the laws of the United States of America and the State of California, applicable to agreements negotiated, executed and performed wholly within the State of California and without conflict of laws consideration. The Parties agree that exclusive jurisdiction and venue for any action brought between the Parties relating to the subject matter of this Agreement shall lie in the United States District Court for the Northern District of California, and each of the Parties agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.
4.	LITIGATION AFTER DISMISSAL
4.1	In any current or subsequent litigation in the United States or elsewhere between 3Com and Realtek, all statements and steps taken by the Parties to settle this matter (including this Agreement) shall not be construed as an admission on the merits of either Party’s position and shall not be admissible for any purpose, except for the limited purposes identified below:
(a)	In an action for breach of this Agreement or any other agreement between the Parties, the Parties may introduce this Agreement into evidence in order to enforce its terms; or

(b)	In an action for infringement, this Agreement or any other agreement between the Parties may be introduced into evidence by Realtek in order to support any asserted defense that the alleged infringement is covered by the license, release, or covenant not to sue contained in this Agreement.
5.	TRANSFERABILITY/ASSIGNABILITY
5.1	Each Party agrees that any transfer or assignment of any or all of its rights and obligations under this Agreement shall be null and void and ineffective, unless both (a) the other Party consents in writing to the transfer or assignment, and (b) the entity acquiring or receiving assignment or transfer of said rights agrees, in a writing provided to the other Party, to be bound by the terms and conditions of this Agreement.
6.	MISCELLANEOUS PROVISIONS
6.1	Expenses. Each Party shall bear its own costs and attorneys’ fees for all litigation, negotiation and similar costs incurred between the Parties prior to and including the date of this Agreement, including, but not limited to, all costs and fees incurred in the Litigation.

Confidential Agreement	Page 4

6.2	Representations. Each Party represents (a) that it has read and understands this Agreement, (b) that it has investigated the facts pertinent to this Agreement as it deemed necessary, (c) that it has been represented by legal counsel of its own choice in the negotiation and drafting of this Agreement, and has executed this Agreement with the advice and consent of such counsel, (d) that no other Party, nor any agent or attorney of any other Party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce it to execute this Agreement, and (e) that it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein. The Parties have included this clause to preclude any claim that any Party was fraudulently induced to execute this Agreement and to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

6.3	Amendments. This Agreement, including this provision of this Agreement, may be amended only by a writing signed by the Party to be charged with such amendment or its successor(s) in interest.

6.4	Construction. No presumption for or against either Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected to, or involving this Agreement. Accordingly, the Parties hereby waive the benefit of California Civil Code §1654 and any successor or amended statute, which provides that in cases of uncertainty, the language of a contract should be interpreted most strongly against the Party who caused the uncertainty to exist.

6.5	Unenforceable Terms. In the event any provision of this Agreement is held to be void or unenforceable by a court of competent jurisdiction, that part will be severed from the balance of this Agreement and the remaining provisions shall nevertheless be binding upon the Parties with the same force and effect as though the void or unenforceable parts had been severed and deleted. Notwithstanding the foregoing, if the void or unenforceable parts were essential to the intended purpose of this Agreement, then the Party who was to receive the benefit of each said part has the option to void this Agreement in its entirety.

6.6	Waiver of Terms. A waiver of any term or condition of this Agreement will not be deemed to be, and may not be construed as, a waiver of any other term or condition thereof.

6.7	Authority. Each of the Parties represents, warrants and agrees that it has the full right and authority to enter into this Agreement, and that the person executing this Agreement on its behalf has the full right and authority fully to commit and to bind such Party.

6.8	Non-Assignment of Claims. Each Party hereto represents and warrants that such Party is the sole and lawful owner of all right, title, and interest in and to every claim and other matter released and/or conferred pursuant to this Agreement, and that such Party has not heretofore assigned or transferred, or purported to assign

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or transfer, to any person or entity, any claims or other matters herein released and/or conferred.

6.9	Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, each of the Parties’ respective successors, assigns, affiliates, subsidiaries, parent companies, predecessors, successors, divisions, operating companies, officers, directors, agents, employees, representatives, shareholders, heirs, partners, investors, accountants, and attorneys, individually and in the capacity indicated.

6.10	Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered an original but all of which will constitute one agreement.

6.11	Confidentiality. The Parties shall keep the terms of this Agreement confidential and shall not disclose them to other persons, except as required by law or legal process or to comply with regulatory or financial disclosure obligations. Notwithstanding the foregoing, the Parties understand that either Party may at its discretion publicly disclose the monetary amount of the agreed payments from Realtek to 3Com, that the Litigation has been resolved and dismissed pursuant to mutually agreeable terms, that 3Com has covenanted not to sue Realtek and its customers under the 3Com Patents with respect to Realtek products, and that 3Com has licensed Realtek with respect to those and other patents and related technology. In addition, either Party may, at its discretion, disclose this Agreement to: (a) its legal, financial, tax and other advisors; (b) to potential acquirors of their respective businesses (and in the case of Realtek, to potential acquirors of the relevant product lines); and (c) in the case of 3Com, to potential licensees or purchasers of any or all of the 3Com Patents or Gigabit Technology Patents, in each case provided that the persons to whom the Agreement is disclosed agree in writing to respect the confidentiality thereof.
          IN WITNESS THEREOF, this Agreement has been executed and delivered by the Parties hereto by their duly authorized officers or representatives.
3COM CORPORATION

By:	/s/ Neal D. Goldman

Title: Executive Vice President

REALTEK SEMICONDUCTOR CORPORATION

By:	/s/ ILLEGIBLE

Title: President

Confidential Agreement	Page 6

Exhibit A
Jeffrey Ostrow (CSB No. 213118)
SIMPSON THACHER & BARTLETT LLP
2550 Hanover Street
Palo Alto, California 94304-1115
Telephone: (650) 251-5000
Facsimile: (650) 251-5002
E-mail: jostrow@stblaw.com
Henry B. Gutman (admitted pro hac vice)
Kerry L. Konrad (admitted pro hac vice)
SIMPSON THACHER & BARTLETT LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000
Facsimile: (212) 455-2502
E-mail: hgutman@stblaw.com
Attorneys for Plaintiff
3Com Corporation
Yitai Hu (SBN 248085)
Sean P. DeBruine (SBN 168071)
Elizabeth H. Rader (SBN 184963)
S.H. Michael Kim (SBN 203491)
AKIN GUMP STRAUSS HAUER & FELD, LLP
Two Palo Alto Square
3000 El Camino Real, Suite 400
Palo Alto, California 94306-2112
Telephone: (650) 838-2000
Facsimile: (650) 838-2001
E-mail: mkim@akingump.com
Attorneys for Defendant
Realtek Semiconductor Corporation
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN FRANCISCO DIVISION

3COM CORPORATION,
Case No. Cv-03-02177-VRW
Plaintiff,

v.
STIPULATION AND [PROPOSED]
REALTEK SEMICONDUCTOR	ORDER DISMISSING ACTION
CORPORATION,	WITH PREJUDICE

Defendant.
STIPULATION AND [PROPOSED] ORDER
DISMISSING ACTION WITH PREJUDICE
Case No. Cv-03-02177-VRW

1

Exhibit B
COVERED PRODUCTS
RTL8139
RTL8139A
RTL8139B
RTL8139C
RTL8139D
RTL8100
RTL8100B
RTL8100C
RTL8100E
RTL8101E
RTL8101L
RTL8139C+
RTL8169
RTL8169S-32
RTL8110S-32
RTL8169S-64
RTL8110S-64
RTL8169SB
RTL8110SB
RTL8169SC
RTL8110
RTL8110SC

          Plaintiff 3Com Corporation, Inc. (“3Com”), by its counsel Simpson Thacher & Bartlett LLP, and Defendant Realtek Semiconductor Corporation (“Realtek”), by its counsel Akin Gump Strauss Hauer & Feld, LLP, hereby stipulate that they have reached a settlement of the dispute that is the subject matter of the above-referenced action (the “Action”). Based upon such settlement, on the consent and approval of 3Com and Realtek, IT IS HEREBY ORDERED that:
          1. The Action, including, without limitation, all claims asserted by 3Com against Realtek in the Action and all claims asserted by Realtek against 3Com in the Action, is hereby dismissed with prejudice pursuant to Rules 41(a)(1)(A) and 41(c) of the Federal Rules of Civil Procedure.
          2. The parties have entered into a confidential settlement agreement. The Court shall retain jurisdiction over the parties for purposes of enforcing this agreement.
          3. Pursuant to the terms of the settlement agreement, the judgment with respect to the jury’s finding of willful infringement shall be vacated.
          4. Each party shall bear its own costs and attorneys’ fees.

AGREED TO AND ACCEPTED:

Dated: September 1, 2008	SIMPSON THACHER & BARTLETT LLP

By:
Henry B. Gutman
Attorneys for Plaintiff 3COM CORPORATION

Dated: September 1, 2008	AKIN GUMP STRAUSS HAUER & FELD, LLP
By:
Yitai Hu
Attorneys for Defendant REALTEK SEMICONDUCTOR CORP.

SO ORDERED:

Dated: , 2008

The Honorable Vaughn R. Walker
United States District Judge
STIPULATION AND [PROPOSED] ORDER
DISMISSING ACTION WITH PREJUDICE
Case No. Cv-03-02177-VRW

2